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                  THE ST. PAUL COMPANIES, INC.
              SPECIAL LEVERAGED STOCK PURCHASE PLAN


1. Purpose and Term. The purpose of The St. Paul Companies, Inc. Special Leveraged Stock Purchase Plan (the "Plan") is to increase senior officers' ownership of Company common stock and to provide those officers with a stronger, more immediate focus on shareholder value creation. The Plan shall become effective upon the approval of the shareholders of the Company and will terminate December 31, 2009. However, Purchase Loans may be made through December 31, 2009.

2. Definitions. Wherever used herein, the following terms shall have the respective meanings set forth below:

     "Board" means the Board of Directors of the Company.

     "Committee" means the Personnel and Compensation Committee of the Board, or, if no longer established, the Board.

     "Common Stock" means the common stock of the Company.

     "Company" means The St. Paul Companies, Inc.

     "Drawdown" means any advance of funds under a Note.

     "Notes" or "Note" means the Secured Promissory Notes in form of the attached Exhibit A entered into by each Participant with the Company.

     "Participant" means an employee of the Company or its subsidiaries who is selected by the Committee to participate in the Plan.

     "Pledge Agreement" means the Pledge and Custody Agreement entered into by each Participant and the Company in the form of the attached Exhibit B

     "Purchase Loan" means loans made pursuant to this Plan.

     "Purchased Stock" means the shares of Company Common Stock purchased with the loan proceeds.

     "Retirement" means termination of employment which entitles the Participant to an immediate pension under the terms of The St. Paul Companies, Inc. Employees Retirement Plan.

3. Eligibility. The Committee shall select from time to time as Participants in the Plan such senior executives of the Company or its subsidiaries who are expected to contribute to the successful performance of the Company. No employee shall have at any time the right (i) to be selected as a Participant, (ii) to be entitled to a Purchase Loan, or
     (iii) having been selected for a Purchase Loan, to receive any further Purchase Loans.

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4.   Administration.  The Plan shall be administered by the
     Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority shall be the acts of the Committee.

     Subject to the provisions of the Plan, the Committee shall
     (i) select the Participants and determine the amount of the loans to be made to Participants, and (ii) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the administration of the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Purchase Loan in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

5. Loans. Company shall provide each Participant with a full-recourse interest bearing Purchase Loan, the proceeds of which shall be used by the Participant to purchase Common Stock on the open market within the next available window period. Funds shall be advanced upon the Participant providing the Company with evidence that shares of Common Stock have been purchased. The total amount that each Participant shall be allowed to borrow under this Plan shall be as determined by the Committee. Each Drawdown and the total amount of all Drawdowns under each Note shall in no event be greater than the cost of the Purchased Stock, including commissions. Each Drawdown shall be at least $25,000 and as a condition precedent to any additional Drawdown the market value of the Pledged Securities shall at least be equal to the amount outstanding under the Note

     Purchase Loans will accrue interest at the "applicable federal rate" (as determined by Section 1274(d) of the Internal Revenue Code) as of the date the advances were made for loans of such maturity, compounded annually. While interest on the Purchase Loans will accrue at the applicable federal rate, interest will not be payable until the loan terminates. Accrued but unpaid interest on the Purchase Loans will be added to the principal balance of the Purchase Loan. Each Purchase Loan will be payable no later than five years after the date it is made. The Participant may prepay at any time.

     The payment of the Purchase Loans will be accelerated if a Participant's service is terminated because of resignation or involuntary termination. In those instances, the Purchase Loan must be paid within 30 days following such event. If a Participant's termination of service is due to Retirement, death, disability or following a Change of Control (as defined below), the Purchase Loan must be repaid over a two-year period following such event, but no later than the stated due date of the Purchase Loan. The Purchase Loan may also be prepaid at any time at the Participant's option.

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     Purchase Loans shall be evidenced by the Participant's
     execution of a Secured Promissory Note in the form of the attached Exhibit A

     "Change of Control" means a change of control of the Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on May 6, 1997, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934; provided that, without limitation, such a change in control shall be deemed to have occurred at such time as (a) any "person" within the meaning of Section 14(d) of the Securities Exchange Act of 1934, other than the Company, a subsidiary or any employee benefit plan(s) sponsored by the Company or any subsidiary is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, or fifty percent (50%) or more of the Common Stock; or (b) individuals who constitute the Board on May 6, 1997, cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to May 6, 1997, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Board on May 6, 1997 (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause
     (b), considered as though such person were a member of the Board on May 6, 1997.

6. Pledged Securities. The Participant shall pledge the Purchased Stock and such additional securities as may be necessary, to secure the Purchase Loan by executing a Pledge Agreement in the form of the attached Exhibit B. Participants will be permitted at any time to sell the Purchased Stock so pledged, provided that the proceeds from such sale must be applied against the outstanding balance of the Purchase Loan.

     Participants would be entitled to any shareholder dividends, and to vote any pledged securities, including the Purchased
     Stock.

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7.   Nontransferability.  No amount payable or other right under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person, except by will or the laws of descent and distribution, and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, or any such right shall be void.

8. No Right to Employment. No person shall have any claim or right to be granted a Purchase Loan, and the grant of a Purchase Loan shall not be construed as giving a Participant the right to continue in the employ of the Company or its subsidiaries. Further, the Company and its subsidiaries expressly reserve the right at any time to dismiss a Participant without any liability, or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.

9. Amendment. The Board of Directors upon the recommendation of the Committee may amend, suspend, or terminate the Plan at any time provided no amendment, suspension or termination of the Plan may cause the Plan to fail to meet the requirements of Rule 16b-3, or such successor rule as may hereinafter be in effect, or Section 162(m) of the Internal Revenue Code or may, without the consent of the Participant, adversely affect such Participant's rights under the Plan in any material aspect. No such amendment shall be made without the approval of the Company's shareholders to the extent such approval is required by law or agreement.

10. Governing Law. The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Minnesota.